UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 01, 2015
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO	80634-9038
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (970) 506-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 1, 2015, Pilgrim’s Pride Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting:
1. The election of six JBS Directors to the Board of Directors.
2. The election of three Equity Directors to the Board of Directors.
3. A stockholder advisory vote on executive compensation.
4. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2015.
Board of Director Election Results
The stockholders of the Company elected all of the Company’s nine nominees for director at the Annual Meeting pursuant to the following votes:

Name	For	Withheld	Broker Non-Votes
Gilberto Tomazoni	205,393,433	28,769,491	8,879,371
Joesley Mendonça Batista	205,371,753	28,791,171	8,879,371
Wesley Mendonça Batista	205,101,203	29,061,721	8,879,371
William W. Lovette	210,440,792	23,722,132	8,879,371
Andre Nogueira de Souza	205,416,514	28,746,410	8,879,371
Wallim Cruz De Vasconcellos Junior	225,763,147	8,399,777	8,879,371
David E. Bell	231,819,702	2,343,222	8,879,371
Michael L. Cooper	226,041,448	8,121,476	8,879,371
Charles Macaluso	225,618,870	8,544,054	8,879,371
Say on Pay Results
The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, including the compensation discussion and analysis, compensation table and narrative discussion.

For	Against	Abstain	Broker Non-Votes
232,008,136	1,530,925	624,013	8,879,371
Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm
The appointment of KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 27, 2015 was ratified at the Annual Meeting. The votes were cast as follows:

For	Against	Abstain
242,407,119	114,703	520,623

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	May 7, 2015	/s/ Fabio Sandri
Fabio Sandri
Chief Financial Officer